Exhibit 99.1
Irene M. Prezelj
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
Tel 330-384-3859

December 1, 2015

TO THE INVESTMENT COMMUNITY: 1

On December 1, 2015, FirstEnergy Corp’s (FE) Ohio electric utility operating companies, Ohio Edison Company, The Cleveland Electric Illuminating Company and The Toledo Edison Company, (collectively The Ohio Companies) filed a Third Supplemental Stipulation and Recommendation in their Electric Security Plan IV (which, with prior stipulations is collectively referred to as the Stipulated ESP IV) with the Public Utilities Commission of Ohio (PUCO). The Stipulated ESP IV has been signed by 16 parties, including the PUCO Staff. All documents in this comprehensive settlement agreement are available at www.puco.ohio.gov. by searching Case No. 14-1297-EL-SSO. The Stipulated ESP IV is subject to PUCO approval.

The ESP IV supports FE’s strategic focus on regulated operations and better positions The Ohio Companies to deliver on their ongoing commitment to upgrade, modernize and maintain reliable electric service for customers while preserving economic security in Ohio. This letter provides a summary of the ESP IV as proposed in The Ohio Companies August 4, 2014 filing, as well as the major provisions of the Stipulated ESP IV, which is expected to provide savings of approximately $560 million to customers over its eight-year term.

ESP IV:

Background
The Ohio Companies currently serve customers under the Electric Security Plan 3 (ESP 3), which ends on May 31, 2016. The ESP IV filed in August 2014 builds on the success of the ESP 3 and includes an Economic Stability Program. The Economic Stability Program includes a FERC jurisdictional Power Purchase Agreement (PPA) where The Ohio Companies would purchase the output from FirstEnergy Solutions Corp. (FES), specifically power generated by its Davis-Besse nuclear plant, Sammis coal plant and its ownership of the Ohio Valley Electric Corporation’s (OVEC) generation output (total of 3,244 MW).

Under the PPA, the cost paid by The Ohio Companies, including a return on and of the investment in the Sammis and Davis-Besse plants, would be netted against the revenues received from the sale of the

1 Please see the Forward-looking Statements at the end of this letter.

associated energy and capacity into the competitive market, to derive either a credit or charge to be applied to utility customer monthly bills through a Retail Rate Stability Rider (Rider RRS), which is the element of the Economic Stability Program subject to approval by the PUCO. The credit or charge would apply to both default service customers and customers shopping with a competitive retail supplier. The Economic Stability Program does not impact the wholesale competitive bid process or retail competition. The Ohio Companies would continue to utilize competitively bid Provider of Last Resort auctions to procure generation supply for customers who do not choose a competitive retail supplier. Customers would continue to have the option of shopping for an alternative generation supplier, either individually or as part of a governmental aggregation program.

Overall, the Economic Stability Program is expected to deliver significant benefits:

•
With the ongoing operation of these plants, the state of Ohio will benefit through the promotion of economic development, retaining thousands of jobs in the state, preserving millions of dollars in tax revenues for Ohio communities, and promoting manufacturing and other industries in Ohio.

•	Ohio utility customers will be provided safeguards from volatility and retail price increases as energy and capacity prices rise in future years.

•	FES will benefit from the diversity provided by a more stable source of revenue for approximately 30 percent of its competitive generation output.

The ESP IV also continues several beneficial distribution-related provisions from ESP 3, including:

•	A freeze on The Ohio Companies’ base distribution rates.

•	Annual filing of the Significant Excessive Earnings Test (SEET).

•	Continuation of storm deferrals, collection of lost distribution revenue, and the Delivery Capital Recovery Rider (Rider DCR) with caps increasing annually.

Major Provisions of the Stipulated ESP IV:

The Stipulated ESP IV better assures customers of stabilized prices by extending the term of the ESP IV through May 31, 2024, and continues to support distribution reliability, energy efficiency, reasonable generation pricing for customers, a continued retail market, and support for low-income customers and economic development. The Ohio Companies and signatory parties are putting customers and the state of Ohio on the right path through a comprehensive, balanced and forward-looking plan for the future.

•	The Stipulated ESP IV, including Rider RRS, would commence on June 1, 2016 and terminate on May 31, 2024, an eight-year term.

•
A risk-sharing mechanism would provide guaranteed credits in years five through eight to customers. The Ohio Companies agree that customers will receive a credit from Rider RRS in Year 5 of $10 million. For example, if Rider RRS produces an aggregate credit of $6 million, The Ohio Companies agree to contribute an additional $4 million to customers. If Rider RRS produces a credit of $15 million to customers, The Ohio Companies do not have an obligation to provide an additional credit to customers. Conversely, in the event Rider RRS produces a charge of $12 million, The Ohio Companies agree to credit customers $10 million by reducing the charge to $2 million. The Ohio Companies’ commitment to provide customer credits under Rider RRS will then be increased by $10 million each additional year through the remainder of the ESP IV. For illustrative purposes, The Ohio Companies’ credits are depicted below:

◦	Year 5: $10 million

◦	Year 6: $20 million

◦	Year 7: $30 million

◦	Year 8: $40 million

•	Contemplates a freeze on The Ohio Companies’ base distribution rates through May 31, 2024 and continued filing of the annual SEET.

•
Continuation of Rider DCR with caps increasing annually by $30 million June 1, 2016 to May 31, 2019, $20 million June 1, 2019 to May 31, 2022, and $15 million June 1, 2022 to May 31, 2024 (see Exhibit 1).

•
Within 90 days, The Ohio Companies will file a grid modernization business plan, including a timeline for achieving full smart grid/smart meter implementation as well as a decoupling mechanism. Grid modernization costs would be recovered though a rider based on a forward-looking formula with an initial return on equity (ROE) of 10.38%, with an additional 50 basis point adder.

•	In a commitment to environmental stewardship and an effort to promote future resource diversity:

◦
FirstEnergy will establish a goal to reduce CO2 emissions by at least 90% below 2005 levels by 2045, regardless of whether the Environmental Protection Agency’s recently finalized Clean Power Plan is overturned by court order. This would be among the most aggressive targets in the utility industry.  This goal represents a potential reduction of over 80 million tons of CO2 emissions.

◦
The Ohio Companies will evaluate investments in battery technology; recovery for such investments would be rate-based and included in the recovery mechanism described above for grid modernization projects.

◦
In 2017, The Ohio Companies will reactivate all suspended energy efficiency programs and expand offerings to include best practice ideas from Ohio utility and national peers. These robust, comprehensive offerings would strive to achieve more than 800,000 megawatt-hours of energy savings annually. Program costs would be recovered through Rider DSE, and cost effective energy efficiency programs would be eligible for shared savings. The current annual after-tax shared savings cap would be increased from $10 million to $25 million and also be recovered through Rider DSE.

◦
The Ohio Companies will procure at least 100 MW of new Ohio wind or solar resources as part of a strategy to further diversify Ohio’s energy portfolio and if the PUCO Staff deems it helpful to comply with a future federal or state law or rule, and to the extent such federal or state law or rule has not fostered the development of new renewable energy resources. By November 1, 2016, The Ohio Companies will file a report with the PUCO highlighting their strategy regarding promoting fuel diversification and carbon reduction.

•	The Ohio Companies agree to file a case with the PUCO by April 3, 2017, to transition to decoupled residential rates by implementing a three-year phase-in program beginning January 1, 2019.

•	Certain prior commitments to signatory parties including funding for energy efficiency and low-income programs will continue and be extended.

•
During the term of the Stipulated ESP IV, The Ohio Companies will contribute $24 million of shareholder funds, or $3 million each year for eight years, to fund energy conservation programs in the Companies’ service territories, and economic development and job retention programs in the state of Ohio, and an additional $1 million per year from 2016 through 2023 to be used for the funding of a fuel fund to be administered by Ohio Partners for Affordable Energy in the Ohio Edison and Toledo Edison service territories.

•	The PUCO may terminate the specific charge/credit of Rider RRS for any generation unit included in the Stipulated ESP IV upon the unit’s sale or transfer.

•	FirstEnergy will maintain its corporate headquarters in Akron, Ohio, for the duration of Rider RRS.

A PPA ROE of 10.38% is included in the Fifth Supplemental Testimony of Eileen Mikkelsen, and was also filed December 1, 2015.The signatory parties (see Exhibit 2) to the Stipulated ESP IV have requested that the PUCO issue an Opinion and Order by February 10, 2016, to permit The Ohio Companies adequate time to prepare for and conduct their standard service offer competitive procurement auctions and to prepare the first Rider RRS tariff to be filed on or before April 1, 2016.

Upcoming FirstEnergy Investor Events

Wells Fargo Energy Symposium
December 9, 2015
New York City

Evercore ISI Utility CEO Retreat
January 7-8, 2016
Phoenix, AZ

Fourth Quarter 2015 Earnings Call
February 17, 2016
10:00 AM (EST)

If you have any questions concerning the information in this update, please contact me at (330) 384-3859, Meghan Beringer, director of Investor Relations at (330) 384-5832, Gina Caskey, manager of Investor Relations at (330) 384-3841, or Rey Jimenez, manager of Investor Relations at (330) 761-4239.

Sincerely,

/s/ Irene M. Prezelj
Irene M. Prezelj Vice President, Investor Relations

Exhibit 1

Delivery Capital Recovery Rider (Rider DCR) Caps
Period	Amount ($M)
Current:
6/1/15-5/31/16	$210

Proposed:
6/1/16-5/31/17	$240
6/1/17-5/31/18	$270
6/1/18-5/31/19	$300
6/1/19-5/31/20	$320
6/1/20-5/31/21	$340
6/1/21-5/31/22	$360
6/1/22-5/31/23	$375
6/1/23-5/31/24	$390

Exhibit 2

The list of signatory parties includes:

•	Association of Independent Colleges and Universities in Ohio

•	Citizens Coalition

•	City of Akron

•	Cleveland Housing Network

•	Consumer Protection Association

•	Council for Economic Opportunities in Greater Cleveland

•	Council of Smaller Enterprises

•	EnerNOC

•	International Brotherhood of Electrical Workers Local 245

•	Kroger

•	Material Sciences Corporation

•	Nucor Steel Marion

•	Ohio Energy Group, representing large energy-intensive industrial customers

•	Ohio Partners for Affordable Energy

•	Ohio Power Company

•	PUCO Staff

Forward-looking Statements

This Letter to the Investment Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our revised sales strategy for the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including but not limited to, our pending transmission rate case, the proposed transmission asset transfer, and the effectiveness of our repositioning strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the impact of the regulatory process on the pending matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Electric Security Plan IV in Ohio; the impact of the federal regulatory process on the Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates, including FERC Opinion No. 531's revised Return on Equity methodology for FERC-jurisdictional wholesale generation and transmission utility service; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins and asset valuations; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, coal combustion residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act waste water effluent limitations for power plants, and Clean Water Act 316(b) water intake regulation; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units, including the impact on vendor commitments, and as they relate to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; the impact of labor disruptions by our unionized workforce; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our previously-implemented dividend reduction, our cash flow improvement plan and our other proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks associated with cyber-attacks on our electronic data centers that could compromise the information stored on our networks, including proprietary information and customer data; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors.

Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.